OXYGEN THEREAPY, INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made ________ ___, 2018 by and between Oxygen Therapy, Inc. a Delaware corporation (the “Company”), and ___________________ (the “Purchaser”).

In consideration of the mutual covenants and representations set forth below, the Company and the Purchaser agree as follows:

1. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company on the Closing (as defined below) ______________ shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), at a price of $0.__ per share, for an aggregate purchase price of $_______________________ (the “Purchase Price”). Upon payment of the Purchase Price by Purchaser, the Shares shall be validly issued, duly authorized and non-assessable.

2. Closing. The purchase and sale of the Shares shall occur at a closing (the “Closing”) to be held at such time and place as agreed to by the parties. At the Closing, the Purchaser shall deliver the aggregate Purchase Price set forth above to the Company by wire transfer, check or any other method of payment permissible under applicable law, and the Company will issue, as promptly thereafter as practicable, a stock certificate, registered in the name of the Purchaser or his, her or its designee in writing, reflecting the Shares.

3. Company Representations and Warranties.

A. The Company is a corporation duly incorporated, validly existing and in good standing under Delaware law and has unconditional power and authority to conduct its business and own its properties as now conducted and owned.

B. The Company has full power and authority, and has taken all required corporate and other action necessary to permit it to execute and deliver this Agreement, to issue and sell the Shares as herein provided and otherwise to carry out the terms of this Agreement and all other documents, instruments, or transactions required by this Agreement, and none of such actions will violate any provision of the Company’s Bylaws or Certificate of Incorporation, or result in the breach of or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound or result in the creation or imposition of any material lien, claim or encumbrance on any Company asset. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery hereof by the Purchaser) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

C. The Company has provided investor with copies of its unaudited financial statements as of June 30, 2018 (the “Financial Statements”). The Financial statements accurately reflect the financial condition of the Company. The filings made by the Company with the Securities and Exchange Commission are true and correct in all material respect as of the date that they were filed.

4. Representations of the Purchaser.

A. Purchaser has full power and authority and to execute and deliver this Agreement.

B. Purchaser is purchasing the Shares, for his, her or its own account and not with a view to distribution thereof.

C. Purchaser represents and warrants to the Company that it understands that the purchase of the Shares involves substantial risk and that its financial condition and investments are such that it is in a financial position to hold the Shares for an indefinite period of time. Purchaser represents that Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

5. Restrictions on Transfer.

A. The Purchaser agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (A) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (B) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

6. Registration Rights. The Company will use its reasonable commercial efforts to register the Shares in the next Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission.

7. Tax Consequences. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

8. General Provisions.

A. Choice of Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of Delaware. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Shares by the Purchaser (“Proceedings”), the undersigned irrevocably submits to the jurisdiction of the federal or state courts located in the State of Delaware, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings. BOTH PARTIES IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS STOCK PURCHASE AGREEMENT.

B. Merger. This Agreement, including all exhibits hereto, represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.

C. Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being deposited with an overnight courier service or (v) five days after being deposited in the U.S. mail, certified, with postage prepaid and return receipt requested, and addressed if to the Company at, 233 Needham Street, Suite 300, Newton, MA 02464, and if to the Purchaser, at the address listed next to his signature below, or at such other address as a party may request by notifying the other in writing.

D. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon the Purchaser and his or her heirs, executors, administrators, successors and assigns.

E. Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Purchaser. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

F. Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

G. Adjustment for Stock Split. All references to the number of Shares and the Purchase Price of the Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

H. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

(signature page follows)

In witness whereof, the undersigned executed and delivered this Agreement as of the date first written above.

PURCHASER	OXYGEN THERAPY, INC.

Signature	Signature

	Name:	Daniel Teper
Print Name	Title:	Chief Executive Officer

Address: